EXHIBIT 10.9

WAIVER AND CONSENT

Each of the undersigned is the holder of a Secured Convertible Promissory Note dated May 23, 2007 (each a “Note” and collectively the “Notes”) issued to the undersigned by EVCI Career Colleges Holding Corp. (the “Company”), and as such is entitled to the benefits of and is subject to the terms of (i) the Security Agreement dated as of May 23, 2007 by and among the Company, its Subsidiaries and ComVest Investment Partners III, L.P., as Agent (the “Security Agreement”), and (ii) the Intercreditor Agreement dated as of April 24, 2007 by and among the undersigned, the Company and Harris N.A. (the “Intercreditor Agreement”). The Notes, the Security Agreement and the Intercreditor Agreement are collectively referred to herein as the “Documents”.

Each of the undersigned (other than ComVest Investment Partners III, L.P.) is also party to a Purchase Agreement pursuant to which, among other things, such persons purchased their Notes (collectively, the “Subscription Agreements”).

Anything contained in the Documents or the Subscription Agreements to the contrary notwithstanding, each of the undersigned hereby consents and agrees that (a) the Company may borrow from ComVest Investment Partners III, L.P., any of its affiliates and/or any third parties (collectively, “ComVest”) up to $700,000 in principal amount of indebtedness, (b) the Company and/or any of its subsidiaries may borrow from ComVest up to an additional $3,000,000 in principal amount of indebtedness, (c) the Company and/or any of its subsidiaries may, from time to time, borrow from ComVest such additional amounts as may be required for the operation of the Company’s and its subsidiaries’ businesses, (d) notwithstanding any limitation on the amount of “Senior Debt” under as defined in the Intercreditor Agreement, all of such indebtedness may constitute “Senior Debt” under and for all purposes of the Intercreditor Agreement from and after such time as ComVest shall have purchased the existing Senior Debt currently held by Harris N.A., and (e) such indebtedness may be guaranteed by the Company and its subsidiaries and be secured by all assets of the Company and its subsidiaries, which security interests shall be senior to the security interests granted under the Security Agreement. All of such borrowings may be on such terms and conditions as may be approved by the Company’s Board of Directors. In addition, in the event that and at such time as ComVest shall require that any or all of the aforesaid loans be assigned to and assumed by a business trust in conjunction with the assignment to such business trust of the outstanding capital stock of Technical Career Institutes, Inc. and Pennsylvania School of Business, Inc. (such business trust to have trustees comprised of the same individuals as constitute the Company’s Board of Directors, subject to any statutory requirement of resident trustees), each of the undersigned hereby consents and agrees that the Company may assign to such business trust the undersigned’s Note (which shall thereupon be assumed by such business trust).

ComVest Investment Partners III, L.P. and each other of the undersigned hereby confirms that all of the Notes are equal in rank and have the same rights, including the right to receive payments of principal and interest at the same time (subject to the Intercreditor Agreement) ratably in accordance with their respective principal amounts.

Provided that ComVest Investment Partners III, L.P. executes this Waiver and Consent, (i) this Waiver and Consent shall be binding upon each of the undersigned who executes and delivers this Waiver and Consent, notwithstanding that any of the other intended parties hereto fails to execute and deliver this Waiver and Consent, and (ii) each person executing and delivering this Waiver and Consent hereby waives any Event of Default (as such term is defined in such person’s Note) which may exist or arise solely by reason of the Company or any of its subsidiaries taking any of the actions consented to above without the consent of any intended party hereto who does not execute and deliver this Waiver and Consent (regardless of whether such action may constitute an Event of Default under and as defined in the Note held by any intended party who does not execute and deliver this Waiver and Consent).

This Waiver and Consent shall be binding upon and shall inure to the benefit of each of the undersigned and their respective heirs, executors, administrators, personal representatives, successors and assigns, including but not limited to any assignee or subsequent holder (direct or indirect) of any of the Notes.

This Waiver and Consent may not be amended or modified except pursuant to a written agreement signed by the party to be charged therewith.

This Waiver and Consent shall be governed by and construed in accordance with the laws of the State of New York.

This Waiver and Consent may be executed in any number of counterparts, each of which shall be deemed to constitute an original, but all of which shall together constitute one and the same agreement. This Waiver and Consent may be executed by fax signatures, which shall have full binding legal effect.

[The remainder of this page is intentionally blank]

IN WITNESS WHEREOF, the undersigned have executed this Waiver and Consent as of this 31st day of December, 2007.

COMVEST INVESTMENT PARTNERS III, L.P.

By:	ComVest III Partners LLC, its General Partner

By:	/s/ Larry E. Lenig, Jr.
Authorized Signatory

Dr. Arol I. Buntzman

/s/ Dr. John J. McGrath
Dr. John J. McGrath

/s/ Joseph D. Alperin
Joseph D. Alperin

Stephen Schwartz